UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2006

NEOFORMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28715	77-0424252
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3061 Zanker Road

San Jose, CA 95134

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (408) 468-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 3, 2006, Neoforma, Inc., a Delaware corporation (“Neoforma”), became a wholly-owned subsidiary of Global Healthcare Exchange, LLC, a Delaware limited liability company (“GHX”), upon consummation of the merger (the “Merger”) of Leapfrog Merger Corporation, a wholly-owned subsidiary of GHX (“Merger Sub”), with and into Neoforma, with Neoforma surviving the Merger, as contemplated by the Agreement and Plan of Merger, dated as of October 10, 2005, as amended (the “Merger Agreement”), among GHX, Merger Sub, and Neoforma. As a result, GHX now controls 100% of the shares of Neoforma common stock.

At the effective time of the Merger, each share of Neoforma common stock outstanding immediately prior to the effective time of the Merger (other than (1) certain shares exchanged by VHA, Inc. (“VHA”) and University HealthSystem Consortium (“UHC”) for membership interests of GHX (as described below), (2) shares owned by Neoforma, Merger Sub or GHX or any of their respective direct or indirect wholly owned subsidiaries or (3) shares held by stockholders who are entitled to and who properly exercise appraisal rights in compliance with all of the required procedures under Delaware law) was converted into the right to receive $10.00 in cash, without interest and less any applicable withholding tax.

All unvested options to purchase shares of Neoforma common stock outstanding prior to the effective time of the Merger became fully vested immediately prior to the effective time of the Merger. Immediately prior to the effective time of the Merger, each outstanding and unexercised option to purchase shares of Neoforma common stock with an exercise price below $10.00 per share, including the unvested options that became accelerated in full, were converted into the right to receive an amount of cash equal to the difference between $10.00 per share in cash to be paid by GHX in the Merger and the exercise price per share of the option, multiplied by the number of shares subject to the option, without interest and less any applicable withholding tax. Each outstanding unexercised option to purchase shares of Neoforma common stock with an exercise price equal to or greater than $10.00 per share were cancelled and no consideration was paid for such options.

In addition, at the effective time of the Merger, VHA and UHC, which respectively owned 8,611,217 and 2,130,302 shares of Neoforma common stock prior to the Merger, representing approximately 41.5% and 10.3% of Neoforma outstanding common stock, respectively had 2,004,190 and 495,810 of their shares of Neoforma common stock converted into the right to receive $10.00 per share in cash in the Merger. The remainder of the shares that they held were exchanged, immediately prior to the closing of the Merger, for membership interests in GHX representing approximately an 11.6% ownership interest in GHX for VHA and a 2.9% ownership interest in GHX for UHC, pursuant to exchange agreements.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 3, 2006, Neoforma became a wholly-owned subsidiary of GHX upon consummation of the Merger as contemplated by the Merger Agreement. As a result, GHX now controls 100% of the shares of Neoforma common stock. Neoforma requested on March 3, 2006 that Neoforma common stock traded under the symbol “NEOF” be delisted from quotation on the NASDAQ National Market effective prior to the opening of the market on Monday, March 6, 2006.

Item 5.01. Changes in Control of Registrant.

On March 3, 2006, Neoforma became a wholly-owned subsidiary of GHX upon consummation of the Merger as contemplated by the Merger Agreement. As a result, GHX now controls 100% of the shares of Neoforma common stock.

At the effective time of the Merger, each share of Neoforma common stock outstanding immediately prior to the effective time of the Merger (other than (1) certain shares exchanged by VHA and UHC for membership interests of GHX (as described below), (2) shares owned by Neoforma, Merger Sub or GHX or any of their respective direct or indirect wholly owned subsidiaries or (3) shares held by stockholders who are entitled to and who properly exercise appraisal rights in compliance with all of the required procedures under Delaware law) was converted into the right to receive $10.00 in cash, without interest and less any applicable withholding tax.

All unvested options to purchase shares of Neoforma common stock outstanding prior to the effective time of the Merger became fully vested immediately prior to the effective time of the Merger. Immediately prior to the effective time of the Merger, each outstanding and unexercised option to purchase shares of Neoforma common stock with an exercise price below $10.00 per share, including the unvested options that became accelerated in full, were converted into the right to receive an amount of cash equal to the difference between $10.00 per share in cash to be paid by GHX in the Merger and the exercise price per share of the option, multiplied by the number of shares subject to the option, without interest and less any applicable withholding tax. Each outstanding unexercised option to purchase shares of Neoforma common stock with an exercise price equal to or greater than $10.00 per share were cancelled and no consideration was paid for such options.

In addition, at the effective time of the Merger, VHA and UHC, which respectively owned 8,611,217 and 2,130,302 shares of Neoforma common stock prior to the Merger, representing approximately 41.5% and 10.3% of Neoforma outstanding common stock, respectively had 2,004,190 and 495,810 of their shares of Neoforma common stock converted into the right to receive $10.00 per share in cash in the Merger. The remainder of the shares that they held were exchanged, immediately prior to the closing of the Merger, for membership interests in GHX representing approximately an 11.6% ownership interest in GHX for VHA and a 2.9% ownership interest in GHX for UHC, pursuant to exchange agreements.

The aggregate cash consideration to be paid by GHX in the Merger is approximately $125 million. A portion of the proceeds for this transaction was provided pursuant to a loan agreement among GHX and certain of its subsidiaries and General Electric Capital Corporation, as administrative agent, letter of credit issuer, swingline lender and lender, and Fifth Third Bank, as lender, which loan was funded on March 3, 2006.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 3, 2006, Neoforma became a wholly-owned subsidiary of GHX upon consummation of the Merger as contemplated by the Merger Agreement. As a result, GHX now controls 100% of the shares of Neoforma common stock. The board of directors of Neoforma immediately prior to the effective time of the Merger have resigned and been replaced as directors by Michael Mahoney and Greg Nash, the current Chief Executive Officer and Chief Financial Officer, respectively, of GHX. In addition, Mr. Mahoney has been appointed President and Mr. Nash has been appointed Secretary and Treasurer of Neoforma.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOFORMA, INC.

Date: March 3, 2006	By:	/s/ Michael Mahoney
Michael Mahoney
President